UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2011 (February 9, 2011)

Asbury Automotive Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31262	01-0609375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2905 Premiere Parkway, NW, Suite 300, Duluth, Georgia 30097

(Address, Including Zip Code, of Principal Executive Offices)

(770) 418-8200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2011, (the “Effective Date”) Asbury Automotive Group, Inc. (the “Company”) and Charles Oglesby (“Mr. Oglesby”), the President and Chief Executive Officer of the Company, entered into a Second Amended and Restated Employment Agreement (the “Oglesby Agreement”). The Oglesby Agreement amends and restates the Amended and Restated Employment Agreement, dated March 22, 2010, between the Company and Mr. Oglesby (the “Original Agreement”).

Pursuant to the terms of the Oglesby Agreement, as of the Effective Date, Mr. Oglesby has retired from the positions of President and Chief Executive Officer of the Company, and has been elected to the position of Executive Chairman of the Company for a term (the “Oglesby Term”) ending July 31, 2011 (the “Retirement Date”). In connection therewith, Mr. Oglesby resigned as a member of Class III of the Board of Directors of the Company (the “Board”), and was thereafter immediately elected as a member of Class I of the Board and continues to serve as a member of the Executive Committee of the Board. Mr. Oglesby will retire from all positions with the Company, including as a member of the Board, on the Retirement Date.

During the Oglesby Term, Mr. Oglesby is entitled to the salary and benefits as in effect pursuant to the Original Agreement. In the event Mr. Oglesby’s employment is terminated by the Company without Cause or by reason of his death or Disability (a “Termination”) (each of (Cause) and (Disability) as defined in the Oglesby Agreement), or upon his Retirement (as defined), in each case upon his execution of a release in favor of the Company, he will be entitled to (a) continued payment of his base salary for 12 months at twice the rate in effect on the date of Termination or Retirement, as the case may be, (b) an amount equal to 200% of such base salary, payable over the 12-month period immediately following the completion of the payments provided in (i) above, and (c) an amount equal to such base salary prorated for the portion of the year completed prior to such Termination or Retirement, as applicable, in each case payable over the 24-month period following the applicable date. Notwithstanding the foregoing, in the event of a Termination following a Change of Control (as defined), Mr. Oglesby may be entitled to such payments in a lump sum.

Also in the event of a Termination or Retirement, as applicable, (i) all of Mr. Oglesby’s unvested stock options will become vested and exercisable, and will remain exercisable until the earlier of expiration pursuant to their respective terms or two years from the date of the Termination or Retirement, as applicable, (ii) all of Mr. Oglesby’s performance shares or performance units will generally be treated as provided in the applicable award agreement as if Mr. Oglesby’s employment was terminated by the Company (other than for Cause) upon a change in control, and will automatically vest in full, and (iii) any unvested restricted stock and restricted stock unit awards and deferred compensation shall automatically vest.

Also in accordance with the Oglesby Agreement, in the event of either Termination or Retirement, Mr. Oglesby will be entitled to continue to participate in Company-sponsored benefit plans for a specified period thereafter. The Oglesby Agreement also contains certain confidentiality, non-compete and non-solicit obligations of Mr. Oglesby.

The foregoing description of the Oglesby Agreement is qualified in its entirety by reference to the provisions of the Oglesby Agreement, which is being filed herewith as Exhibit 10.1, and is incorporated herein by this reference.

Also on February 9, 2011 and in connection with the foregoing, the Company announced that Craig T. Monaghan, Senior Vice President and Chief Financial Officer of the Company, had been elected as President and Chief Executive Officer of the Company. Mr. Monaghan, 54, has served as the Senior Vice President and Chief Financial Officer of the Company since May 2008. Prior to joining the Company, Mr. Monaghan served as Chief Financial officer at Sears Holding Corp., a national broadline retailer, from September 2006 to January 2007. From May 2000 to August 2006, he served as Executive Vice President and Chief Financial Officer of AutoNation, Inc., the nation’s largest automotive retailer.

In connection with this election, the Company and Mr. Monaghan entered into an employment agreement (the “Monaghan Agreement”), effective as of February 9, 2011 (the “Monaghan Commencement Date”), setting out the terms and conditions of his employment by the Company.

The Monaghan Agreement expires on the second anniversary of the Monaghan Commencement Date, and contains a provision for automatic extensions for successive one-year terms, unless notice is provided by either party to the other.

The Monaghan Agreement may only be terminated before the expiration of the initial 2-year period or prior to the end of any extended period by: (i) either party upon mutual agreement or due to the Disability (as defined) of Mr. Monaghan; (ii) Mr. Monaghan with or without Good Reason (each as defined) upon notice to the Company; (iii) the Company for Cause or without Cause (each as defined and, if without Cause, upon notice to Mr. Monaghan). Upon any termination, Mr. Monaghan will cease to hold any position as officer or director of the Company and any of its affiliates.

During the term of the Monaghan Agreement, Mr. Monaghan is entitled to a base salary of $750,000 per year, subject to periodic review and increase, and is entitled to receive an annual bonus targeted at 100% of his then-current base salary. Mr. Monaghan is also eligible to receive annual equity grants or other long-term incentive awards granted under the Company’s long-term equity incentive plans, and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle.

In the event that (i) during the term of the Monaghan Agreement the Company elects to not extend such term and, upon expiration, Mr. Monaghan will not have reached age 65, or (ii) the Company terminates the Monaghan Agreement without Cause or Mr. Monaghan terminates such Agreement for Good Reason when no Change in Control (as defined) has occurred, Mr. Monaghan will be entitled to receive: (a) 100% of his base salary, plus 100% of his target annual bonus, payable monthly in equal installments over 12 months; (b) a pro-rated bonus based on actual performance for the year of termination, payable when other Company bonuses are paid for such year; and (c) continued participation for 12 months in all health and welfare plans as in effect immediately prior to the termination of his employment. In addition, in either event, all of Mr. Monaghan’s equity and long-term incentive awards not vested as of the effective end or termination date of the Monaghan Agreement, as the case may be, but due to vest in the first 364 days following such date will become 100% vested on such date.

If within 2 years following a Change in Control, Mr. Monaghan is terminated without Cause or resigns for Good Reason, Mr. Monaghan will be entitled to receive: (i) 200% of his then-current base salary, plus 200% of his target annual bonus, payable in a single lump sum; (2) a pro-rated bonus based on target bonus for the year of termination of his employment, payable with lump sum severance benefit; and (iii) continued participation for 24 months in all health and welfare plans as in effect immediately prior to the termination of his employment. Additionally, all of Mr. Monaghan’s equity and long-term incentive awards not vested will become 100% vested on the effective date of the Change in Control.

In the event Mr. Monaghan retires after reaching age 65, then upon such retirement, all of Mr. Monaghan’s equity and long-term incentive awards not vested as of the effective retirement date will continue to vest without regard to the termination of employment. The Agreement also contains certain confidentiality, non-compete and non-solicit obligations of Mr. Monaghan.

The foregoing description of the Monaghan Agreement is qualified in its entirety by reference to the provisions of the Monaghan Agreement, which is being filed herewith as Exhibit 10.2, and is incorporated herein by this reference.

Also on February 9, 2011, the Company entered into an Employment Agreement with Michael Kearney (the “Kearney Agreement”), effective as of February 9, 2011 (the “Kearney Commencement Date”), pursuant to which Mr. Kearney was appointed Executive Vice President and Chief Operating Officer.

The Kearney Agreement expires on the second anniversary of the Kearney Commencement Date, and contains a provision for automatic extensions for successive one-year terms, unless notice is provided by either party to the other.

The Kearney Agreement may only be terminated before the expiration of the initial 2-year period or prior to the end of any extended period by: (i) either party upon mutual agreement or due to the Disability (as defined) of Mr. Kearney; (ii) Mr. Kearney with or without Good Reason (each as defined) upon notice to the Company; (iii) the Company for Cause or without Cause (each as defined and, if without Cause, upon notice to Mr. Kearney). Upon any termination, Mr. Kearney will cease to hold any position as officer or director of the Company and any of its affiliates.

During the term of the Kearney Agreement, Mr. Kearney is entitled to a base salary of $675,000 per year, subject to periodic review and increase, and is entitled to receive an annual bonus targeted at 75% of his then-current base salary. Mr. Kearney is also eligible to receive annual equity grants or other long-term incentive awards granted under the Company’s long-term equity incentive plans, and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle.

In the event that (i) during the term of the Kearney Agreement the Company elects to not extend such term and, upon expiration, Mr. Kearney will not have reached age 65, or (ii) the Company terminates the Kearney Agreement without Cause or Mr. Kearney terminates such Agreement for Good Reason when no Change in Control (as defined) has occurred, Mr. Kearney will be entitled to receive: (a) 100% of his base salary, plus 100% of his target annual bonus, payable monthly in equal installments over 12 months; (b) a pro-rated bonus based on actual performance for the year of termination, payable when other Company bonuses are paid for such year; and (c) continued participation for 12 months in all health and welfare plans as in effect immediately prior to the termination of his employment. In addition, in either event, all of Mr. Kearney’s equity and long-term incentive awards not vested as of the effective end or termination date of the Kearney Agreement, as the case may be, but due to vest in the first 364 days following such date will become 100% vested on such date.

If within 2 years following a Change in Control, Mr. Kearney is terminated without Cause or resigns for Good Reason, Mr. Kearney will be entitled to receive: (i) 200% of his then-current base salary, plus 200% of his target annual bonus, payable in a single lump sum; (2) a pro-rated bonus based on target bonus for the year of termination of his employment, payable with lump sum severance benefit; and (iii) continued participation for 24 months in all health and welfare plans as in effect immediately prior to the termination of his employment. Additionally, all of Mr. Kearney’s equity and long-term incentive awards not vested will become 100% vested on the effective date of the Change in Control.

In the event Mr. Kearney retires after reaching age 65, then upon such retirement, all of Mr. Kearney’s equity and long-term incentive awards not vested as of the effective retirement date will continue to vest without regard to the termination of employment. The Agreement also contains certain confidentiality, non-compete and non-solicit obligations of Mr. Kearney.

The foregoing description of the Kearney Agreement is qualified in its entirety by reference to the Kearney Agreement, which is being filed herewith as Exhibit 10.3, and is incorporated herein by this reference.

On February 10, 2011, the Company issued a press release relating to certain of the foregoing actions. A copy of the press release is being filed herewith as Exhibit 99.1, and is incorporated herein by this reference.

Item 8.01	Other Events

As disclosed above in Item 5.02 of this Form 8-K, in conjunction with Mr. Oglesby’s election as the Executive Chairman of the Board of Directors of the Company, the Board of Directors has appointed Thomas C. DeLoach, Jr. as its Lead Independent Director.

The Company announced Mr. DeLoach’s appointment as the Board’s Lead Independent Director in its press release issued on February 10, 2011, a copy of which is being filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Section 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement between Asbury Automotive Group, Inc. and Charles Oglesby, dated February 9, 2011

10.2	Employment Agreement, dated as of February 9, 2011, by and between Asbury Automotive Group, Inc. and Craig Monaghan

10.3	Employment Agreement, dated as of February 9, 2011, by and between Asbury Automotive Group, Inc. and Michael Kearney

99.1	Press Release dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Ryan T. Marsh
Ryan T. Marsh
Vice President & Treasurer

Date: February 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement between Asbury Automotive Group, Inc. and Charles Oglesby, dated February 9, 2011

10.2	Employment Agreement, dated as of February 9, 2011, by and between Asbury Automotive Group, Inc. and Craig Monaghan

10.3	Employment Agreement, dated as of February 9, 2011, by and between Asbury Automotive Group, Inc. and Michael Kearney

99.1	Press Release dated February 10, 2011